Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(DEBTOR IN POSSESSION)
The following unaudited pro forma condensed consolidated balance sheet and statements of operations are derived from the historical consolidated financial statements of Quicksilver Resources Inc. (“Quicksilver”). The pro forma condensed consolidated balance sheet as of September 30, 2015 gives effect to the deconsolidation of Quicksilver Resources Canada Inc. (“QRCI”) and its wholly owned subsidiaries and its affiliates, including Fortune Creek Gathering and Processing Partnership (collectively the “Canadian Entities”) due to commencement of restructuring proceedings of certain of the Canadian Entities under the Companies Creditors Arrangement Act (Canada) as if it had occurred on September 30, 2015. The pro forma condensed consolidated statement of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 reflects the deconsolidation of the Canadian Entities as if it had occurred on January 1, 2014. The pro forma statements of operations exclude any recognition of gain or loss related to the deconsolidation of the Canadian Entities as a non-recurring transaction. The unaudited pro forma condensed consolidated balance sheet and statements of operations have been derived from and should be read in conjunction with the related notes and Quicksilver's historical financial statements, including the related notes, included in its 2014 Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2015.
The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.
The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of Quicksilver's operations would have been had the deconsolidation of the Canadian Entities occurred on the respective dates assumed, nor is it necessarily indicative of Quicksilver's future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that Quicksilver believes to be reasonable.

QUICKSILVER RESOURCES INC. (DEBTOR IN POSSESSION)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2015
In thousands

	Historical	Pro Forma Adjustments		Pro Forma
	(Restated)	(a)
ASSETS
Current assets
Cash and cash equivalents	$175,673	$(20,672)		$155,001
Accounts receivable - net of allowance for doubtful accounts	27,537	9,299	(b)	36,836
Other current assets	17,794	(7,320)		10,474
Total current assets	221,004	(18,693)		202,311
Property, plant and equipment - net
Oil and gas properties, full cost method
Evaluated oil and gas properties	320,111	(115,929)		204,182
Unevaluated oil and gas properties	21,377	—		21,377
Other property and equipment	99,332	(41,450)		57,882
Property, plant and equipment - net	440,820	(157,379)		283,441
Other assets	6,640	(4,665)		1,975
	$668,464	$(180,737)		$487,727
LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$156,985	$(78,367)		$78,618
Accounts payable	19,528	(1,094)		18,434
Accrued liabilities	38,004	(4,523)		33,481
Total current liabilities	214,517	(83,984)		130,533
Partnership liability	87,935	(87,935)		—
Asset retirement obligations	99,791	(53,554)		46,237
Other liabilities	10,195	—		10,195
Liabilities subject to compromise	1,884,128	—		1,884,128

Stockholders' equity	(1,628,102)	44,736	(c)	(1,583,366)
	$668,464	$(180,737)		$487,727
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

QUICKSILVER RESOURCES INC. (DEBTOR IN POSSESSION)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
In thousands, except for per share data

	Historical	Pro Forma Adjustments		Pro Forma
	(Restated)	(a)
Revenue
Production	$161,875	$(38,798)		$123,077
Sales of purchased natural gas	29,921	—		29,921
Net derivative gains (losses)	27,863	(7,833)		20,030
Other	7,460	(1,306)		6,154
Total revenue	227,119	(47,937)		179,182
Operating expense
Lease operating	39,763	(19,928)		19,835
Gathering, processing and transportation	65,270	(9,803)		55,467
Production and ad valorem taxes	8,046	(2,663)		5,383
Costs of purchased natural gas	29,863	—		29,863
Depletion, depreciation and accretion	39,793	(17,494)		22,299
Impairment	241,929	(91,113)		150,816
General and administrative	39,312	(3,253)		36,059
Other operating	937	(774)		163
Total expense	464,913	(145,028)		319,885
Operating income (loss)	(237,794)	97,091		(140,703)
Other income (expense) - net	(26,106)	26,245		139
Fortune Creek accretion	(9,877)	9,877		—
Interest expense	(43,537)	5,401	(b)	(38,136)
Reorganization items, net	(148,568)	—		(148,568)
Income (loss) before income taxes	(465,882)	138,614		(327,268)
Income tax (expense) benefit	(5,836)	(657)		(6,493)
Net income (loss)	$(471,718)	$137,957		$(333,761)

Earnings (loss) per common share - basic	$(2.68)			$(1.90)
Earnings (loss) per common share - diluted	$(2.68)			$(1.90)
Weighted average common shares outstanding - basic	176,021			176,021
Weighted average common shares outstanding - diluted	176,021			176,021
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

QUICKSILVER RESOURCES INC. (DEBTOR IN POSSESSION)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
In thousands, except for per share data

	Historical	Pro Forma Adjustments		Pro Forma
		(a)
Revenue
Production	$425,154	$(132,767)		$292,387
Sales of purchased natural gas	70,468	—		70,468
Net derivative gains (losses)	65,698	(18,109)		47,589
Other	8,108	(2,367)		5,741
Total revenue	569,428	(153,243)		416,185
Operating expense
Lease operating	76,975	(37,024)		39,951
Gathering, processing and transportation	136,283	(43,295)		92,988
Production and ad valorem taxes	17,344	(3,901)		13,443
Costs of purchased natural gas	70,376	—		70,376
Depletion, depreciation and accretion	61,126	(23,902)		37,224
Impairment	71,988	(69,403)		2,585
General and administrative	47,294	(3,569)		43,725
Other operating	2,608	(2,114)		494
Total expense	483,994	(183,208)		300,786
Operating income (loss)	85,434	29,965		115,399
Other income (expense) - net	(6,581)	2,889		(3,692)
Fortune Creek accretion	(15,067)	15,067		—
Interest expense	(163,286)	1,535	(b)	(161,751)
Income (loss) before income taxes	(99,500)	49,456		(50,044)
Income tax (expense) benefit	(3,600)	986		(2,614)
Net income (loss)	$(103,100)	$50,442		$(52,658)

Earnings (loss) per common share - basic	$(0.59)			$(0.30)
Earnings (loss) per common share - diluted	$(0.59)			$(0.30)
Weighted average common shares outstanding - basic	173,822			173,822
Weighted average common shares outstanding - diluted	173,822			173,822
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (DEBTOR IN POSSESSION)

(a)
Reflects the deconsolidation of the Canadian Entities’ assets and liabilities (including intercompany balances) at their historical carrying amounts included in Quicksilver's financial statements as of September 30, 2015.

(b)
Accounts receivable has been adjusted to reflect the estimated fair value of our accounts receivable and loan receivable from QRCI. Prior to deconsolidation, both these receivables were considered intercompany balances with QRCI and were eliminated in consolidation. Subsequent to the deconsolidation, these amounts are recorded as balances with QRCI at an estimated fair value based on their carrying amounts. We have estimated a recovery rate based upon the estimated fair value of the net assets of QRCI available for distribution in relation to the secured and unsecured claims in the CCAA filing.

(c)
Retained earnings has been adjusted to reflect the impairment loss on our investment in the Canadian Entities and the pro forma adjustments including the estimated fair value of our receivables as discussed above.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 (DEBTOR IN POSSESSION)

(a)	Reflects the deconsolidation of production revenue, direct operating expenses and other income/expense from Canadian Entities.

(b)	Adjustment to increase interest expense by $6.2 million to reflect the removal of intercompany interest income.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014 (DEBTOR IN POSSESSION)

(a)	Reflects the deconsolidation of production revenue, direct operating expenses and other income/expense from Canadian Entities.

(b)	Adjustment to increase interest expense by $8.2 million to reflect the removal of intercompany interest income.